UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

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SILK ROAD MEDICAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1213 Innsbruck Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 720-9002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2023, the Compensation Committee of the Board of Directors of Silk Road Medical, Inc. (the “Company”) granted special retention restricted stock unit (“RSU”) awards to several executives and other employees of the Company, including certain executives named in the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders. All of these RSU awards will vest in equal annual installments over a period of four years, assuming the recipient remains a service provider to the Company as of each such vesting date. A portion of the special retention RSUs granted to Lucas W. Buchanan, the Company’s Chief Financial Officer and Chief Operating Officer, will vest over a period of two years rather than four years.

Also on September 15, 2023, the Company entered into a letter agreement and amended and restated employment agreement with Andrew S. Davis, the Company’s Chief Commercial Officer, which amended and restated employment agreement supersedes and replaces Mr. Davis’s prior employment agreement. Under the terms of these agreements, Mr. Davis agreed to a non-solicitation covenant, which applies during the term of his employment with the Company and for two years after his employment with the Company terminates for any reason, in addition to updated standard confidentiality and assignment of inventions provisions. In exchange and also as part of a special retention package, Mr. Davis will receive $2.4 million in RSUs as mentioned above and a special retention cash bonus of $2.0 million, payable in the following installments on the following dates: $400,000 on December 31, 2023, $400,000 on June 30, 2024, $400,000 on December 31, 2024, and $800,000 on June 30, 2025, in each case, specifically conditioned upon and subject to Mr. Davis serving as the Company’s Chief Commercial Officer on each such payment date and entering into and complying with the terms of the amended and restated employment agreement.

The foregoing summary of the letter agreement and amended and restated employment agreement with Mr. Davis is qualified in its entirety by reference to the complete text of the letter agreement and amended and restated employment agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated as of September 15, 2023 between Silk Road Medical, Inc. and Andrew S. Davis (filed herewith)
10.2	Amended and Restated Employment Agreement dated as of September 15, 2023 between Silk Road Medical, Inc. and Andrew S. Davis (filed herewith)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: September 15, 2023	By:	/s/ Mhairi L. Jones
	Name:	Mhairi L. Jones
	Title:	Chief Accounting Officer and Vice President, Finance